Exhibit 99.1

FOR IMMEDIATE RELEASE

November 1, 2010

Interline Brands, Inc. Announces Third Quarter 2010 Sales and

Earnings Results

Jacksonville, Fla. — November 1, 2010 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations (“MRO”) products, reported sales and earnings for the fiscal quarter ended September 24, 2010.

Sales for the third quarter of 2010 decreased 0.4% compared to the third quarter of 2009.  Earnings per diluted share were $0.34 for the third quarter of 2010, an increase of 6% compared to earnings per diluted share of $0.32 for the same period last year.  Earnings per diluted share for the third quarter of 2010 included a $0.02 per diluted share charge associated with ongoing improvements to our distribution network.

Michael J. Grebe, Interline’s Chairman and Chief Executive Officer, commented, “We’ve made meaningful progress over the past year toward improving our operating model, which has resulted in better value and service to our customers, and improved margins at all levels of the business.  Although we generated only modest growth in certain areas of our business during the third quarter, we have achieved significant productivity gains as evidenced by our 10.3% EBITDA margin.  These productivity gains have been driven, in part, by our sales professionals who are focused on building high-quality relationships with targeted customers.  This has taken considerable effort over the past few quarters, but we are now better positioned for it.  With our end markets continuing to stabilize, we expect to accelerate proven targeted investments to drive growth.  We have successfully done this in the past and are confident these investments will yield strong results given the improvements in our operating model.”

Third Quarter 2010 Performance

Sales for the quarter ended September 24, 2010 were $276.8 million, a 0.4% decrease compared to sales of $277.9 million in the comparable 2009 period.  Interline’s facilities maintenance end-market, which comprised 74% of sales, declined 1.5% during the third quarter.  The professional contractor end-market, which comprised 15% of sales, increased 0.1% for the quarter.  The specialty distributor end-market, which comprised 11% of sales, increased 4.1% for the quarter.

Gross profit increased $2.6 million, or 2.6%, to $104.8 million for the third quarter of 2010, compared to $102.2 million for the third quarter of 2009.  As a percentage of net sales, gross profit increased 110 basis points to 37.9% compared to 36.8% for the third quarter of 2009.

“Our supply chain efforts remain highly focused on reducing our fixed cost structure, driving operating efficiencies, and improving our customer experience through enhanced technology and  inventory management.  We accomplish this with larger, more sophisticated distribution centers, such as our newest facility in Jacksonville, Florida, which became fully operational during the third quarter.  As initial evidence of the success of these types of facilities, in Jacksonville we are now delivering some of the best fill-rates to our customers in the history of our company,” commented Kenneth D. Sweder, Interline’s Chief Operating Officer.

Selling, general and administrative (“SG&A”) expenses for the third quarter of 2010 increased $0.8 million, or 1.0%, to $77.0 million from $76.2 million for the third quarter of 2009.  As a percentage of net sales, SG&A expenses were 27.8% compared to 27.4% for the third quarter of 2009.

As a result, third quarter 2010 operating income of $22.9 million, or 8.3% of sales, increased 6.4% compared to $21.5 million, or 7.7% of sales, in the third quarter of 2009.

Year-To-Date 2010 Performance

Sales for the nine months ended September 24, 2010 were $792.2 million, a 1.5% decrease over sales of $804.7 million in the comparable 2009 period.

Gross profit increased $4.4 million, or 1.5%, to $301.5 million for the nine months ended September 24, 2010, compared to $297.1 million in the prior year period.  As a percentage of sales, gross profit increased to 38.1% from 36.9% in the comparable 2009 period.

SG&A expenses for the nine months ended September 24, 2010 were $231.7 million, or 29.2% of sales, compared to $239.0 million, or 29.7% of sales, for the nine months ended September 25, 2009.

Operating income was $55.2 million, or 7.0% of sales, for the nine months ended September 24, 2010 compared to $44.6 million, or 5.5% of sales, for the nine months ended September 25, 2009, representing an increase of 23.8%.

Earnings per diluted share were $0.78 for the nine months ended September 24, 2010, an increase of 30% over earnings per diluted share of $0.60 for the nine months ended September 25, 2009.

Earnings per diluted share for the nine months ended September 24, 2010 included a $0.05 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network and a $0.02 per diluted share charge associated with previously announced changes in the Company’s executive management.  Earnings per diluted share for the nine months ended September 25, 2009 included a $0.06 per diluted share charge associated with higher reserves for bad debt expense resulting from a customer seeking Chapter 11 bankruptcy protection, a $0.09 per diluted share charge associated with a reduction in force and consolidation of certain distribution centers, a $0.01 per diluted share charge associated with the adoption of a new accounting standard on business combinations, and a $0.03 per diluted share gain on the early extinguishment of debt.

During the nine months ended September 24, 2010, cash and cash equivalents increased $5.1 million to $104.3 million.

Business Outlook

Mr. Grebe stated, “The market environment appears to have stabilized somewhat, and we are encouraged to see certain underlying trends continue to improve.  We have industry-leading distribution capabilities, a broad suite of products and supply chain solutions, robust national account expertise, and a platform that continues to drive even higher levels of profitability.  These competitive advantages give us confidence for the future of our business and we remain committed to strengthening Interline Brands’ position as a premier, broad-line MRO distributor.”

Conference Call

Interline will host a conference call on November 1, 2010 at 9:00 a.m. Eastern Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 18711446.  This recording will expire on November 15, 2010.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations products to a diversified customer base made up of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2010 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2009.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF SEPTEMBER 24, 2010 AND DECEMBER 25, 2009

(in thousands, except share and per share data)

	September 24,	December 25,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$104,304	$99,223
Short-term investments	469	1,479
Accounts receivable - trade (net of allowance for doubtful accounts of $10,070 and $12,975)	132,908	120,004
Inventory	207,240	173,422
Prepaid expenses and other current assets	24,223	18,552
Deferred income taxes	17,123	16,459
Total current assets	486,267	429,139

Property and equipment, net	51,445	46,804
Goodwill	319,151	319,006
Other intangible assets, net	119,707	124,835
Other assets	9,150	9,054
Total assets	$985,720	$928,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$95,225	$85,982
Accrued expenses and other current liabilities	49,398	41,715
Accrued interest	3,658	1,050
Income taxes payable	897	1,285
Current portion of long-term debt	—	1,590
Capital lease - current	28	222
Total current liabilities	149,206	131,844

Long-Term Liabilities:
Deferred income taxes	42,261	40,369
Long-term debt and capital lease, net of current portion	304,202	304,092
Other liabilities	790	798
Total liabilities	496,459	477,103
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of September 24, 2010 and December 25, 2009	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 33,143,690 issued and 33,021,390 outstanding as of September 24, 2010 and 32,640,957 issued and 32,524,251 outstanding as of December 25, 2009	331	326
Additional paid-in capital	588,027	576,747
Accumulated deficit	(98,572)	(124,745)
Accumulated other comprehensive income	1,648	1,483
Treasury stock, at cost, 122,300 shares as of September 24, 2010 and 116,706 as of December 25, 2009	(2,173)	(2,076)
Total stockholders’ equity	489,261	451,735
Total liabilities and stockholders’ equity	$985,720	$928,838

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 24, 2010 AND SEPTEMBER 25, 2009

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009

Net sales	$276,821	$277,948	$792,193	$804,661
Cost of sales	171,991	175,726	490,649	507,528
Gross profit	104,830	102,222	301,544	297,133

Operating Expenses:
Selling, general and administrative expenses	76,987	76,191	231,686	239,009
Depreciation and amortization	4,981	4,535	14,667	13,561
Total operating expenses	81,968	80,726	246,353	252,570
Operating income	22,862	21,496	55,191	44,563

(Loss) Gain on extinguishment of debt, net	—	(248)	—	1,295
Interest expense	(4,373)	(4,577)	(13,092)	(14,673)
Interest and other income	541	554	1,266	1,284
Income before income taxes	19,030	17,225	43,365	32,469
Income taxes	7,518	6,794	17,192	12,694
Net income	$11,512	$10,431	$26,173	$19,775

Earnings Per Share:
Basic	$0.35	$0.32	$0.79	$0.61
Diluted	$0.34	$0.32	$0.78	$0.60

Weighted-Average Shares Outstanding:
Basic	33,084,756	32,511,597	32,931,814	32,493,797
Diluted	33,796,615	33,070,041	33,685,652	32,826,466

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 24, 2010 AND SEPTEMBER 25, 2009

(in thousands)

	Nine Months Ended
	September 24,	September 25,
	2010	2009
Cash Flows from Operating Activities:
Net income	$26,173	$19,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,970	14,169
Gain on extinguishment of debt, net	—	(1,295)
Amortization of debt issuance costs	775	829
Amortization of discount on 8 1/8% senior subordinated notes	115	108
Write-off of deferred acquisition costs	—	672
Share-based compensation	3,299	3,075
Excess tax benefits from share-based compensation	(775)	(1)
Deferred income taxes	1,270	6,113
Provision for doubtful accounts	3,629	7,330
Loss on disposal of property and equipment	129	13

Changes in assets and liabilities which provided (used) cash:
Accounts receivable - trade	(16,499)	(8,959)
Inventory	(33,756)	26,720
Prepaid expenses and other current assets	(5,670)	4,478
Other assets	(97)	774
Accounts payable	9,235	16,061
Accrued expenses and other current liabilities	6,691	8,751
Accrued interest	2,609	2,394
Income taxes	345	1,321
Other liabilities	6	(145)
Net cash provided by operating activities	12,449	102,183
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(12,937)	(9,078)
Purchase of short-term investments	(3,002)	(1,830)
Proceeds from sales and maturities of short-term investments	4,012	203
Purchase of businesses, net of cash acquired	(145)	(381)
Net cash used in investing activities	(12,072)	(11,086)
Cash Flows from Financing Activities:
(Decrease) Increase in purchase card payable, net	(1,463)	492
Repayment of term debt	(1,590)	(56,488)
Repayment of 8 1/8% senior subordinated notes	—	(34,157)
Payments on capital lease obligations	(198)	(177)
Proceeds from stock options exercised	7,211	17
Excess tax benefits from share-based compensation	775	1
Treasury stock acquired to satisfy minimum statutory tax withholding requirements	(97)	(34)
Net cash provided by (used in) financing activities	4,638	(90,346)
Effect of exchange rate changes on cash and cash equivalents	66	216
Net increase in cash and cash equivalents	5,081	967
Cash and cash equivalents at beginning of period	99,223	62,724
Cash and cash equivalents at end of period	$104,304	$63,691

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$9,410	$11,278
Income taxes, net of refunds	$15,644	$5,371

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives	$2,445	$3,009
Adjustments to liabilities assumed and goodwill on businesses acquired	$—	$732

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-US GAAP INFORMATION (UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 24, 2010 AND SEPTEMBER 25, 2009

(in thousands)

Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009

Net cash (used in) provided by operating activities	$(3,675)	$29,847	$12,449	$102,183
Less capital expenditures	(4,709)	(3,390)	(12,937)	(9,078)
Free cash flow	$(8,384)	$26,457	$(488)	$93,105

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended			Nine Months Ended
	September 24,	September 25,		September 24,	September 25,
	2010	2009	% Variance	2010	2009	% Variance

Net sales	$276,821	$277,948	-0.4%	$792,193	$804,661	-1.5%

Daily sales:
Ship days	63	63		191	191
Average daily sales (1)	$4,394	$4,412	-0.4%	$4,148	$4,213	-1.5%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009
Adjusted EBITDA:
Net income (GAAP)	$11,512	$10,431	$26,173	$19,775
Interest expense	4,373	4,577	13,092	14,673
Interest income	(29)	(76)	(83)	(151)
Loss (Gain) on extinguishment of debt, net	—	248	—	(1,295)
Income taxes	7,518	6,794	17,192	12,694
Depreciation and amortization	5,040	4,847	14,970	14,169
Adjusted EBITDA	$28,414	$26,821	$71,344	$59,865
Adjusted EBITDA margin	10.3%	9.6%	9.0%	7.4%

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.